Exhibit 5.1

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this Registration Statement on Form F-10 of Brookfield Asset Management Inc. and subsidiaries (the “Company”) of our reports dated March 15, 2012, relating to the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Form 40-F for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

December 10, 2012

Toronto, Canada